Exhibit 99.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 15, 2016, with respect to the consolidated financial statements and schedule of SL Industries, Inc. and subsidiaries as of December 31, 2015 and 2014 and for each of the three years ended December 31, 2015, which are included in this current report on Form 8-K/A of Handy & Harman Ltd. dated August 16, 2016. We consent to the incorporation by reference of the aforementioned report in the Registration Statements of Handy & Harman Ltd. on Forms S-3 (Nos. 333-158769 and 333-207211) and Forms S-8 (Nos. 333-144148, 333-172788, 333-183186 and 333-190328).

/s/ GRANT THORNTON LLP

Philadelphia, Pennsylvania

August 16, 2016